Technical Presentation Monsanto Company

'Cry2Ab gene inserted using the 'Gene Gun' into a Bollgard variety containing Cry1Ac' Resulted in a product with: Increased efficacy (Bollworms) Improved spectrum (Armyworms and Loopers) A better insect resistance management fit Greater grower convenience Product Concept

Comparative Protein Levels BG vs BGII 1 10 100 *ELISA activity - (ug/g dry wgt) Cry1Ac Cry1Ac Cry2Ab >10X

'Insect Killing Power' BG vs BGII 22 10 66 57 0 10 20 30 40 50 60 70 Cotton Leaf Cotton Square *CryIAc equiv. activity - (ug/g dry wgt) BG BG BG II BG II 3X 5-6X *(CryIAc equivalent expresssion)

Bollworm Control Dr. J.R. Bradley - Rocky Mount, NC 2002 Conventional Bollgard Bollgard II Damage 94.4 28.9 3 Bollworm damage* Field Performance *Seasonal average

Beet Armyworm Control (2000) Hale Center, TX and Leland, MS Conventional Bollgard Bollgard II Damage 7.75 5.35 0.1 Drop cloth samples Field Performance

Fall Armyworm Control (Field Cage Study) Brian Coots - Loxley, AL - 2002 Conventional Bollgard Bollgard II Damage 67 55 7 'Heavy' Fall Armyworm Pressure Field Performance

Soybean Looper Control (2000) Ron Smith - Fairhope, AL Conventional Bollgard Bollgard II 8/21/2002 20 9.2 0 8/29/2002 28 23.2 0 Drop cloth samples 8/21 8/21 8/29 8/21 8/29 8/29 Field Performance

Cabbage Fall Looper Beet Armyworms Tobacco Armyworms Beneficial Budworm Saltmarsh Insects Caterpillar Yellowstriped Pink Armyworms Bollworm Cotton Cutworms Leaf Perforator European Corn Borer Cotton Bollworm Soybean * (post-bloom) * Looper Cotton Bollworm * (pre-bloom) * Excellent Control No Control Spectrum of Activity

Excellent Control No Control Spectrum of Activity Tobacco budworm Pink bollworm European Corn Borer Beneficial Insects Cutworms(?) Cotton Bollworm Cabbage Looper Cotton Leaf Perforator Saltmarsh Caterpillar Soybean Looper Fall armyworm Beet armyworm Yellowstriped armyworm(?)

Benefits: Increased efficacy (bollworms) Expanded spectrum (armyworms and loopers) Better resistance management tool Broadens management options for IPM Reduces risk for high insect control costs Better insect control = better yield potential Simpler/easier insect control for growers

Varieties available in 2003 Delta and Pine Land Company Stoneville Pedigreed Seed FiberMax (Bayer CropScience)

Cotton New Technology Roundup Ready Flex Cotton* *Phase 3 pipeline product

Roundup Ready Cotton Current Product planting harvest Roundup WeatherMAX Labeled Use One to two OT applications through 4th leaf One to two 'precision' PD applications through layby Used on approximately 2/3 of U.S. cotton acres Over-the-top (OT) applications through 4th leaf (node) Post-directed (PD) applications 5th leaf through layby At least 10 days and 2 nodes incremental growth between applications Roundup Ready Cotton

Extended window of application (over-the-top)* - Increased margin of crop safety - More 'flexible' weed control Increased grower convenience Reduced need for specialized spray equipment Allows later use of Roundup with higher use rates Roundup Ready Flex Cotton *technology concept planting harvest Over-the-Top 8 leaf 14 node Over-the-Top Over-the-Top Roundup Ready Flex Cotton

Tolerance Agronomic Trial types Regulatory Weed management/ demonstration >60% of locations with University scientists U.S. Field Testing 2000-2002 Roundup Ready Flex Cotton

Tolerance Evaluate the effects of Roundup applications on cotton growth, fruit retention and yield Agronomic Evaluate key agronomic parameters such as cotton growth, yield, lint, boll size and fiber quality Regulatory Provide necessary food, feed and environmental safety data needed for USDA, EPA and FDA approval Weed Management Define weed management systems ahead of commercialization U.S. Field Trials

2002 Tolerance Trials Spray with high rates of Roundup - Three treatments untreated 2x rate 3x rate - Four sequential applications at 3,6,10 & 14 nodes - Replicated trials Data collection Stand counts Leaf injury Mid-season plant map Boll samples - Fiber analysis Final plant map Yield Fruiting Nodes Vegetative Nodes 1 2 3 4 5 Cotton Plant Map

*Sequential Roundup applications at 0, 52, and 78 oz/A over-the-top (OT) at 3,6,10 &14 nodes. Tolerance Trials Results Seed Cotton Yield by Node Note 'gaps' in cotton fruiting profile due to the effects of Roundup misapplication* Roundup Ready Cotton Roundup Ready Flex Cotton Little or no effect from these same applications of Roundup

Roundup Ready Flex Cotton Trial Leland, MS 2001 Roundup UltraMAX applied OT @ 56 or 78 oz/A Sequentially at 3,6,10 & 14 nodes Roundup Ready Cotton (Current Product) Roundup Ready Flex Cotton Events Nontransgenic Buffer Nontransgenic Buffer

2002 Agronomic Trials Testing based on equivalence to 'negative isoline' - in the absence of Roundup Replicated trials Data collection Stand counts Fiber samples - quality Plant maturity/vigor Final plant map Yield Containing Roundup Ready Flex Technology Not Containing Roundup Ready Flex Technology Event Event Event

Cotton crop tolerance - little or no vegetative or reproductive injury Excellent control of weed species - broadleaves and grasses - annual and perennial weeds Over-the-top vs. post-directed applications Timely Roundup application still critical - to avoid weed/crop competition Cotton/Weed Management 2002 Trial Highlights